================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K



       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


     Date of Report:  August 6, 1999    Commission file number: 001-13222



                          STATER BROS. HOLDINGS INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)



               Delaware                             33-0350671
               --------                             ----------
      (State of Incorporation)           (Employer Identification Number)


          21700 Barton Road, P. O. Box 150, Colton, California, 92324
          -----------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)



                                (909) 783-5000
                               ----------------
                               Telephone number

================================================================================

                           STATER BROS. HOLDINGS INC

                          CURRENT REPORT ON FORM 8-K
                                AUGUST 6, 1999


Item 2.  Acquisition of Assets

     On August 6, 1999, Stater Bros. Holdings Inc. purchased from Albertson's, Inc., 43 supermarkets and one future supermarket site and related supermarket inventories. The 43 supermarkets and one future supermarket site (collectively, the "Acquired Supermarkets") are all located in the Southern California counties of Orange (14 supermarkets), Los Angeles (14 supermarkets), Riverside (5 supermarkets), and San Diego (10 supermarkets and one future store site).

     Stater Bros. Holdings Inc. will operate the Acquired Supermarkets as supermarkets under the Stater Bros. Markets name.

     The purchase price for the Acquired Supermarkets was approximately $147.0 million and consisted of net book value of property, plant and equipment ($94.9 million), plus the estimated cost of the inventories ($38.7 million) as adjusted to reflect physical inventory counts and valuations as of the date of each supermarket closing, plus the assumption of capital lease obligations ($13.4 million).

     Stater Bros. Holdings Inc. financed the acquisition of the Acquired Supermarkets through an offering of $450.0 million of 10.75% Senior Notes due 2006. In addition to financing the Acquired Supermarkets, net proceeds from the offering were also used to redeem substantially all of Stater Bros. Holdings Inc.'s outstanding 11% Senior Notes due 2001 ($165.0 million issued) and to redeem all of its outstanding 9% Senior Subordinated Notes due 2004 ($100.0 million issued) together with early redemption premiums, to pre-fund capital expenditures related to the Acquired Supermarkets and to pay fees and expenses associated with these transaction.

Item 7. Financial Statements and Exhibits

        a) Financial Statements prepared pursuant to Rule 3-05 of Regulation S-X

           1) Statements of Net Assets and Store Level Earnings and Independent Auditors' Report provided to Stater Bros. Holdings Inc. by Albertson's, Inc.:

               Independent Auditors' Report

               Statements of Net Assets

               Statements of Store Level Earnings

               Notes to Statements of Net Assets and Statements of Store Level Earnings for the Years Ended January 28, 1999, January 29, 1998 and January 30, 1997.

           2) Statements of Net Assets and Statements of Store Level Earnings provided to Stater Bros. Holdings Inc. by American Stores
               Company:

               Report of Independent Auditors

               Statements of Net Assets

               Statements of Store Level Earnings

               Notes to Financial Statements

        b) Pro Forma financial information required pursuant to Article 11 of Regulation S-X (Unaudited):

            Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

            Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

            Unaudited Pro Forma Condensed Consolidated Statements of Income

            Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

        c) Exhibits in accordance with the provisions of Item 601 of Regulation S-K:

            2.1 Asset Purchase Agreement, dated as of May 7, 1999, by and among Stater Bros. Holdings Inc. and Stater Bros. Markets, and Albertson's, Inc. ("Asset Purchase Agreement") is incorporated by reference to Form S-4, which was filed with the Commission on or about August 20, 1999.

INDEPENDENT AUDITORS' REPORT

Board of Directors
Albertson's, Inc.

       We have audited the accompanying statements of net assets of Albertson's Stores as of January 28, 1999 and January 29, 1998 and the related statements of store level earnings attributable to such net assets of Albertson's Stores for the fiscal years ended January 28, 1999, January 29, 1998 and January 30, 1997, pursuant to the Asset Purchase Agreement between Albertson's, Inc., Stater Bros. Markets and Stater Bros. Holdings Inc. (''Stater Bros.'') dated May 7, 1999 as described in Note 1 to the statements. These statements are the responsibility of Albertson's, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of net assets and store level earnings are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of net assets and store level earnings. We believe that our audits provide a reasonable basis for our opinion.

       The accompanying statements were prepared to present the net assets relating to certain stores to be acquired of Albertson's Stores by Stater Bros. pursuant to the Asset Purchase Agreement described in Note 1, and the related statements of store level earnings related to such net assets, and are not intended to be a complete presentation of Albertson's, Inc.'s financial position and results of operations.

       In our opinion, the statements referred to above present fairly, in all material respects, the net assets of Albertson's Stores as of January 28, 1999 and January 29, 1998 and the store level earnings of Albertson's Stores for the fiscal years ended January 28, 1999, January 29, 1998 and January 30, 1997, pursuant to the Asset Purchase Agreement referred to in Note 1 to the statements, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Boise, Idaho
May 7, 1999

                              ALBERTSON'S STORES
                           STATEMENTS OF NET ASSETS
                                (in thousands)

                                                                                            Unaudited
                                                                                       ----------------------
                                                           January 28,   January 29,   April 29,   April 30,
                                                               1999          1998         1999        1998
                                                           ------------  ------------  ----------  ----------
          A S S E T S
          -----------

Prepaid expenses.........................................     $    595      $    621    $    747    $    723
Inventories..............................................       36,793        34,670      36,236      34,666
Other assets.............................................        1,214         1,214       1,214       1,214
Land, buildings and equipment:
  Land...................................................       23,186        21,053      23,186      21,053
  Buildings..............................................       56,137        54,687      56,156      54,767
  Equipment, fixtures and leasehold improvements.........       53,869        51,650      53,706      52,425
                                                              --------      --------    --------    --------
                                                               133,192       127,390     133,048     128,245
  Less accumulated depreciation and amortization.........      (57,515)      (50,046)    (59,229)    (52,012)
                                                              --------      --------    --------    --------
                                                                75,677        77,344      73,819      76,233

  Property under capital leases, net of accumulated
  amortization of $4,362 and $3,886 in 1998 and 1997,
  respectively, and $4,481 and $4,005 at April 29, 1999
  and April 30, 1998, respectively.......................        5,735         6,212       5,617       6,093
                                                              --------      --------    --------    --------
                                                                81,412        83,556      79,436      82,326
          L I A B I L I T I E S
          ---------------------

  Obligations under capital leases.......................        7,824         8,208       7,721       8,162
  Accrued real estate liabilities........................        5,345         5,412       5,239       5,182
                                                              --------      --------    --------    --------
                                                                13,169        13,620      12,960      13,344
                                                              --------      --------    --------    --------
Net Assets...............................................     $106,845      $106,441    $104,673    $105,585
                                                              ========      ========    ========    ========

                            See accompanying notes

                              ALBERTSON'S STORES

                      STATEMENTS OF STORE LEVEL EARNINGS
                                (in thousands)

                                                                        Unaudited
                                        52 Weeks Ended                13 Weeks Ended
                            -------------------------------------  --------------------
                            January 28,  January 29,  January 30,  April 29,  April 30,
                               1999         1998         1997        1999       1998
                            -----------  -----------  -----------  ---------  ---------
Sales.....................     $519,684     $507,088     $474,928   $130,612   $129,845
Cost of Sales.............      381,448      375,988      354,723     94,093     96,326
                               --------     --------     --------   --------   --------

Gross Profit..............      138,236      131,100      120,205     36,519     33,519
Store operating expenses..      122,972      115,832      105,685     30,292     29,902
                               --------     --------     --------   --------   --------
Store level earnings......     $ 15,264     $ 15,268     $ 14,520   $  6,227   $  3,617
                               ========     ========     ========   ========   ========


                            See accompanying notes

                              ALBERTSON'S STORES

               NOTES TO STATEMENTS OF NET ASSETS AND STATEMENTS
                            OF STORE LEVEL EARNINGS

      YEARS ENDED JANUARY 28, 1999, JANUARY 29, 1998 AND JANUARY 30, 1997

1.  BASIS OF PRESENTATION

     On May 7, 1999, Albertson's, Inc. entered into an agreement (''Asset Purchase Agreement'') with Stater Bros. Markets and Stater Bros. Holdings Inc. (''Stater Bros.'') to sell 33 Albertson's combination food and drug stores (''Albertson's Stores'' or the ''Company'') and one land site located in California.

     These financial statements relate solely to the 33 Albertson's Stores to be acquired by Stater Bros. and are not intended to represent the complete financial position and results of operations of Albertson's, Inc. There are no complete financial statements issued or prepared for issuance by store.

     The statements of store level earnings attributable to the net assets presented herein differ from a complete statement of earnings in that certain allocations of indirect charges, including, but not limited to, income tax expense, interest expense, legal expense and overhead costs incurred at the corporate and division levels have been excluded. Accordingly, the statements of store level earnings do not include any expenses, including depreciation, related to the corporate and division offices. The statements of store level earnings contain the results of those stores that are to be acquired pursuant to the Asset Purchase Agreement. Certain amounts, including, cost of sales and store operating expenses include allocated charges. The allocations of these costs are based on usage, wages and/or sales. The allocated costs included in the accompanying statements are not representative of the actual results that would have resulted had the stores to be acquired been operated as a stand alone entity. The statement of net assets differs from a complete balance sheet in that it contains only those assets and liabilities related to the Albertson's Stores to be acquired pursuant to the Asset Purchase Agreement. Certain net accrued real estate liabilities included in the statements of net assets will be prorated at the date of closing and will not be assumed by Stater Bros. The information contained in the statements has been prepared in accordance with generally accepted accounting principles.

     In the opinion of management, the accompanying unaudited financial statements include all adjustments necessary to present fairly, in all material respects, the net assets to be acquired of the Company and the related store level earnings attributable to such net assets for the periods presented. Such adjustments consisted only of normal recurring items.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Inventories -- The Company values inventories at the lower of cost or market. Cost of substantially all inventories is determined on a first-in, first-out (FIFO) basis.

     Capitalization, Depreciation and Amortization -- Land, buildings and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful life of the asset. Estimated useful lives are generally as follows:

     Buildings and improvements........................  10 to 25 years
     Fixtures and equipment............................   3 to  8 years
     Leasehold improvements............................  10 to 15 years
     Capitalized leases................................  25 to 30 years

     Depreciation and amortization for the fiscal years ended January 28, 1999, January 29, 1998, January 30, 1997 was approximately $9,150,000, $8,572,000, and
$7,519,000, respectively.

                              ALBERTSON'S STORES

               NOTES TO STATEMENTS OF NET ASSETS AND STATEMENTS
                     OF STORE LEVEL EARNINGS--(continued)

     Capitalization, Depreciation and Amortization (continued) -- The costs of major remodeling and improvements on leased stores are capitalized as leasehold improvements. Leasehold improvements are amortized on the straight-line method over the shorter of the life of the applicable lease or the useful life of the asset. Capital leases are recorded at the lower of the fair market value of the asset or the present value of future minimum lease payments. These leases are amortized on the straight-line method over their primary term.

     Use of Estimates -- The preparation of the Company's financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.


3.  LEASES

     The Company leases a portion of its real estate. The typical lease period is 25 to 30 years and most leases contain renewal options. Exercise of such options is dependent on the level of business conducted at the location. In addition, the Company leases certain equipment. Some leases contain contingent rental provisions based on sales volume at retail stores.

     Capitalized leases are calculated using interest rates appropriate at the inception of each lease. Contingent rents (net of rental offsets) associated with capitalized leases were $22,000 in 1998, $3,000 in 1997 and $6,000 in 1996.

     Future minimum lease payments for non-cancelable operating leases, related subleases and capital leases at January 28, 1999, were as follows (in thousands):

                                                                Operating                    Capital
                                                                  Leases      Subleases       Leases
                                                               ------------  ------------  ------------
        1999.................................................      $ 3,374      $ (143)        $ 1,274
        2000.................................................        3,503        (143)          1,274
        2001.................................................        3,425        (125)          1,239
        2002.................................................        3,324         (25)          1,061
        2003.................................................        3,309                       1,004
        Remainder............................................       32,770                       8,902
                                                                   -------      ------         -------
        Total minimum obligations (receivables)..............      $49,705      $ (436)        $14,754
                                                                   =======      ======
        Interest.............................................                                   (6,930)
                                                                                               -------
        Present value of net minimum obligations.............                                  $ 7,824
                                                                                               =======

     Rent expense under operating leases was as follows:

                                                                  January 28,   January 29,   January 30,
                                                                      1999          1998          1997
                                                                  -----------   ----------    -----------
        Minimum rent.........................................         $ 3,082       $2,966        $ 2,556
        Contingent rent......................................              31           48             58
        Sublease rent........................................            (143)        (118)           (18)
                                                                      -------       ------        -------
                                                                      $ 2,970       $2,896        $ 2,596
                                                                      =======       ======        =======

     Interest expense under capital leases for the fiscal years ended January 28, 199 9, January 29, 1998 and January 30, 1997, was approximately $886,000, $929,000 and $966,000, respectively.

                              ALBERTSON'S STORES

               NOTES TO STATEMENTS OF NET ASSETS AND STATEMENTS
                     OF STORE LEVEL EARNINGS - (continued)

4.  ADVERTISING EXPENSES

     The Company expenses advertising costs when the advertisement occurs. Net advertising expense was approximately $5,288,000, $4,639,000, and $3,089,000 in 1998, 1997 and 1996, respectively, and has been reported in cost of sales in the accompanying statements of store level earnings.

5.  DEPRECIATION, INTEREST AND ADVERTISING EXPENSE (Unaudited)

     Depreciation and amortization for the 13 weeks ending April 29, 1999 and April 30, 1998 was approximately $2,219,000 and $2,249,000, respectively.

     Interest expense related to capital leases for the 13 weeks ending April 29, 1999, and April 30, 1998, was approximately $214,000 and $226,000, respectively.

     Net advertising expense for the 13 weeks ending April 29, 1999 and April 30, 1998 was approximately $1,029,000 and $1,449,000, respectively.
                                    ******

REPORT OF INDEPENDENT AUDITORS

Board of Directors
American Stores Company

     We have audited the accompanying statements of net assets of the Lucky Stores as of January 30, 1999 and January 31, 1998 and the statements of store level earnings for the fiscal years ended January 30, 1999, January 31, 1998 and February 1, 1997. These statements are the responsibility of the management of Lucky Stores. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of net assets and store level earnings are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of net assets and store level earnings. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the statements of net assets and store level earnings. We believe that our audits provide a reasonable basis for our opinion.

     As described in the notes to financial statements, the accompanying statements of net assets and store level earnings were prepared pursuant to the Asset Purchase Agreement between Albertson's, Inc., Stater Bros. Markets and Stater Bros. Holdings Inc. dated as of May 7, 1999, and are not intended to be complete presentations of the earnings or the assets and liabilities of the Lucky Stores to be acquired.

     In our opinion, the statements referred to above present fairly, in all material respects, the net assets of the Lucky Stores at January 30, 1999 and January 31, 1998 and the store level earnings for the fiscal years ended January 30, 1999, January 31, 1998 and February 1, 1997, pursuant to the Asset Purchase Agreement as described in the Notes to Financial Statements, in conformity with generally accepted accounting principles.


Ernst & Young LLP

Salt Lake City, Utah
May 17, 1999

                                 LUCKY STORES
                           STATEMENTS OF NET ASSETS
                                (in thousands)

                                                                                          Unaudited
                                                                                        ----------------
                                                              January 30,  January 31,  May 1,   May 2,
                                                                 1999         1998       1999     1998
                                                              -----------  -----------  -------  -------
          A S S E T S
          -----------

Prepaid expenses............................................      $   226      $   220  $   239  $   230
Inventories.................................................        7,737        6,910    7,900    7,184
Other assets................................................          892          920      884      294
Property, Plant and Equipment:
  Land......................................................        2,598        2,598    2,598    2,598
  Buildings.................................................        7,088        7,285    7,235    7,029
  Equipment, fixtures and leasehold improvements............       27,651       22,787   27,771   23,218
                                                                  -------      -------  -------  -------
                                                                   37,337       32,670   37,604   32,845
  Less accumulated depreciation and amortization............       18,046       15,755   18,663   16,317
                                                                  -------      -------  -------  -------

  Property under capital leases, net of accumulated
  amortization of $4,324 and $4,884 in 1998 and 1997,
  respectively, and $4,415 and $4,987 in 1/st/ Qtr. 1999 and
  1/st/ Qtr. 1998,  respectively............................        5,024        5,419    4,933    5,315
                                                                  -------      -------  -------  -------
                                                                   33,170       30,384   32,897   29,551
          L I A B I L I T I E S
          ---------------------

  Obligations under capital leases..........................        5,775        6,030    5,708    5,968
  Accrued real estate liabilities...........................          304          266      331      278
                                                                  -------      -------  -------  -------
Net Assets..................................................      $27,091      $24,088  $26,858  $23,305
                                                                  =======      =======  =======  =======

                            See accompanying notes

                                 LUCKY STORES
                      STATEMENTS OF STORE LEVEL EARNINGS
                                (in thousands)

                                                                         Unaudited
                                         52 Weeks Ended                13 Weeks Ended
                            ---------------------------------------   ----------------
                            January 30,   January 31,    February 1,  May 1,   May 2,
                               1999           1998          1997       1999     1998
                            ----------   ------------   -----------  -------- --------
Sales.....................    $149,562       $144,510      $150,714   $36,579  $37,904
Cost of merchandise sold..     110,340        108,073       111,313    26,964   28,668
                              --------       --------      --------   -------  -------
Gross Profit..............      39,222         36,437        39,401     9,615    9,236
Store operating expense...      33,003         31,413        30,347     8,037    7,791
                              --------       --------      --------   -------  -------
Store level earnings......    $  6,219       $  5,024      $  9,054   $ 1,578  $ 1,445
                              ========       ========      ========   =======  =======

                            See accompanying notes

                                 LUCKY STORES
                         NOTES TO FINANCIAL STATEMENTS

Basis of Presentation

     On May 7, 1999, Lucky Stores, Inc., American Stores Properties, Inc. and American Food and Drug entered into an agreement (''Asset Purchase Agreement'') with Stater Bros. Holdings Inc. to sell ten stores located in California (these stores are hereinafter referred to as the Lucky Stores). Lucky Stores, Inc., American Stores Properties, Inc. and American Food and Drug are indirect wholly-owned subsidiaries of American Stores Company. The ten stores do not represent a separate legal entity, but represent the assets and operations to be acquired as defined by the Asset Purchase Agreement. Some of the Lucky Stores leased certain buildings and land from certain related entities under operating lease agreements. For purposes of these statements, cost, accumulated depreciation and depreciation expense related to these properties, as recorded by the related entities, have been recorded as if the property was owned by the store.

     The accompanying financial statements relate solely to the 10 Lucky Stores to be acquired by Stater Bros. Holdings Inc. and are not intended to represent the complete financial position and results of operations of the Lucky Stores. There are no complete financial statements issued or prepared for issuance by store.

     Amounts in cost of merchandise sold and store operating expense include some allocated charges. However, certain allocations of indirect charges, including, but not limited to, income tax expense, interest expense and overhead costs incurred at the corporate, region and district levels have been excluded. Also, the statements of store level earnings do not include any expenses, including depreciation, related to the region and district offices. The statements of store level earnings contains the results of those stores that are to be acquired. The allocations of these costs are based on usage, wages and/or sales. The allocated costs included in the accompanying statements are not necessarily representative of the actual results that would have resulted had the stores to be acquired been operated as a stand alone entity. The statements of net assets differs from a complete balance sheet in that it contains only those assets and liabilities related to the Lucky Stores to be acquired pursuant to the Asset Purchase Agreement. Certain net accrued real estate liabilities included in the statements of net assets will be prorated at the date of closing and will not be assumed by Stater Bros. The information contained in the statements has been prepared in accordance with generally accepted accounting principles.

Summary of Significant Accounting Policies

Inventories

     Inventories are stated at the lower of cost or market. The FIFO (first-in-first-out) or average cost methods are used to determine the cost of the inventories.

Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation and amortization charged to earnings for financial statement purposes, including amortization of property under capital leases, are computed using the straight-line method applied to individual property items. The depreciable lives are primarily 20 to 25 years for buildings, 3 to 10 years for equipment and fixtures and generally 20 to 25 years for leasehold improvements and property under capital lease, depending on the lease terms. Depreciation and amortization for the fiscal years ended January 30, 1999, January 31, 1998 and February 1, 1997 was $2,733,560, $2,384,051 and $2,505,867, respectively. Depreciation and amortization for the thirteen-week unaudited periods ended May 1, 1999 and May 2, 1998 was $683,558 and $638,043, respectively.

                                 LUCKY STORES
                  NOTES TO FINANCIAL STATEMENTS--(continued)

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Advertising Expense

     The Company expenses advertising costs when the advertisement occurs. Total advertising expense amounted to $2,327,911, $2,450,346 and $2,215,329 in 1998,
1997 and 1996, respectively. Advertising expense for the thirteen-week unaudited periods ended May 1, 1999 and May 2, 1998 was $685,383 and $733,135, respectively.

Leases

     Certain of the retail stores are leased from unrelated third parties. Remaining initial lease terms range from 2 to 23 years plus renewal options that may provide for additional rentals based on sales volume in excess of specified levels.

     The summary below shows the aggregate future minimum lease commitments as of January 30, 1999.

                                                       Operating                    Capital
                                                         Leases                     Leases
                                                      -----------                 -----------
        1999...................................       $ 1,475,260                 $   790,212
        2000...................................         1,496,984                     768,488
        2001...................................         1,508,765                     725,040
        2002...................................         1,445,432                     725,040
        2003...................................         1,390,688                     725,040
        Remainder..............................        16,298,940                   6,343,420
                                                      -----------                 -----------
        Total minimum obligations
         (receivables).........................       $23,616,069                 $10,077,240
                                                      ===========
        Amount representing interest...........                                    (4,113,994)
        Amount representing executory costs....                                      (188,185)
                                                                                  -----------
        Present value of net minimum
         obligations...........................                                   $ 5,775,061
                                                                                  ===========

     Rental expense was $1,467,165 for fiscal 1998, $1,000,376 for fiscal
1997 and $681,133 for fiscal 1996, which includes contingent rents of $103,057 for fiscal 1998, $135,780 for fiscal 1997 and $153,951 for fiscal 1996. Rental expense for the thirteen-week unaudited periods ended May 1, 1999 and May 2, 1998 was $387,547 and $324,845, respectively, which includes contingent rents of $26,139 for the period ended May 1, 1999 and $30,568 for the period ended May 2, 1998.

     Interest expense under capital leases amounted to $522,994, $544,899 and $563,317 in 1998, 1997 and 1996, respectively. Interest expense under capital leases for the thirteen-week unaudited periods ended May 1, 1999 and May 2, 1998 amounted to $127,087 and $132,880, respectively.

Corporate, Region and District Overhead Allocations (Unaudited)

     Various administrative and operational services are provided to the Lucky Stores which includes, but is not limited to, operational supervision, data processing, legal assistance, employee benefit administration, human resources, treasury, accounting, audit, tax and real estate functions. The costs are allocated based on usage, wages and/or sales. The costs are not necessarily indicative of costs that would be incurred on a stand alone basis. The allocations to the Lucky Stores for fiscal 1998, 1997 and 1996 were $2,440,102, $1,594,376 and $1,904,070, respectively. The allocations for the unaudited thirteen-week periods ended May 1, 1999 and May 2, 1998 were $542,826 and $584,227, respectively. As discussed in the Basis of Presentation footnote above, none of these costs are included in the accompanying statements of store level earnings.

                          STATER BROS. HOLDINGS INC.
                          CURRENT REPORT ON FORM 8-K
                      INTRODUCTION TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                AUGUST 6, 1999


     The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 27, 1999 and Unaudited Pro Forma Condensed Consolidated Statements of Income for the 52 weeks ended September 27, 1998 and for the 39 weeks ended June 27, 1999, give effect to the acquisition by Stater Bros. Holdings Inc. of 43 supermarkets and one future store site (the "Acquired Supermarkets") from Albertson's, Inc. Pro Forma adjustments related to the Unaudited Pro Forma Condensed Consolidated Balance Sheet have been computed assuming the transaction was completed on June 27, 1999, while the pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Income for the 52 weeks ended September 27, 1998 and for the 39 weeks ended June 27, 1999 assumes the transaction was consummated at the beginning of each period presented. The actual acquisition of the supermarkets are expected to occur over the four week period beginning with August 8, 1999 as follows; week beginning August 8, 1999 - 8 supermarkets, week beginning August 15, 1999 - 15 supermarkets, week beginning August 22, 1999 - 15 supermarkets, week beginning August 29, 1999 - 5 supermarkets.

     The pro forma information is based on the historical consolidated financial statements of Stater Bros. Holdings Inc. and the historical financial information of 33 Albertson's Stores which have previously been included in the consolidated financial statements of Albertson's, Inc. and the historical financial information of 10 Lucky Stores which have previously been included in the consolidated financial statement of American Stores Company. The transaction has been accounted for using the purchase method of accounting.

     The pro forma condensed financial statements have been prepared on the basis of estimates of the final purchase price as determined in accordance with the Asset Purchase Agreement. The actual assigned values for the acquired assets may be adjusted in the future. The pro forma information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the transaction had been consummated on the dates indicated. In addition, the pro forma financial information does not purport to be indicative of results of operations or financial position which may be attained in the future.

     The pro forma financial information should be read in conjunction with the historical financial statements of Stater Bros. Holdings Inc. contained in its Annual Report on Form 10-K for the fiscal year ended September 27, 1998, which was filed with the Securities and Exchange Commission.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              As of June 27, 1999
                                 (In thousands)

                                                                  Historical
                                                 ----------------------------------------------------
                                                 Stater Bros.   Albertson's(a)   Lucky(a)    Combined
                                                 ------------   --------------  ---------    --------
       A S S E T S :
Current assets
 Cash and cash equivalents.....................     $  55,427         $      -    $          $ 55,427
 Receivables...................................        21,636                -         -       21,636
 Inventories...................................       113,048           36,236     7,900      157,184
 Prepaid expenses..............................         6,588              747       239        7,574
 Deferred income taxes.........................         4,589                -         -        4,589
 Properties held for sale......................         1,251                -         -        1,251
 Other current assets..........................             -            1,214       884        2,098
                                                    ---------         --------  --------    ---------
     Total current assets......................       202,539           38,197     9,023      249,759
Investment in unconsolidated affiliate.........         9,396                -         -        9,396
Property and equipment
 Land..........................................        17,287           23,186     2,598       43,071
 Buildings and improvements....................        99,378           56,156     7,235      162,769
 Store fixtures and equipment..................       126,723           53,706    27,771      208,200
 Property subject to capital leases, net.......        14,368            5,617     4,933       24,918
                                                    ---------         --------  --------    ---------
                                                      257,756          138,665    42,537      438,958
 Less accumulated depreciation and
     amortization..............................      (116,901)         (59,229)  (18,663)    (194,793)
                                                    ---------         --------  --------    ---------
Net property and equipment.....................       140,855           79,436    23,874      244,165
Deferred income taxes..........................         2,449                -         -        2,449
Deferred debt issuance costs, net..............        10,185                -         -       10,185
Lease guarantee escrow.........................        10,957                -         -       10,957
Other assets...................................         5,871                -         -        5,871
                                                    ---------         --------  --------    ---------
Total assets...................................     $ 382,252         $117,633  $ 32,897    $ 532,782
                                                    =========         ========  ========    =========

       L I A B I L I T I E S  A N D
       S T O C K H O L D E R S'
         ( D E F I C I T ) :
-----------------------------------------------

Current liabilities
 Accounts payable..............................     $  65,728         $      -  $      -    $  65,728
 Accrued payroll and related expenses..........        27,804                -         -       27,804
 Other accrued liabilities.....................        31,989            5,239       331       37,559
                                                    ---------         --------  --------    ---------
     Total current liabilities.................       125,521            5,239       331      131,091
Net purchase obligation........................             -          104,673    26,858      131,531
Long-term debt, including current portion......       265,000                -         -      265,000
Capital lease obligations, including current
portion........................................         4,688            7,721     5,708       18,117
Long-term portion of self-insurance and
 other reserves................................         8,284                -         -        8,284
Other long-term liabilities....................         3,580                -         -        3,580
Stockholders' (deficit)
 Class A Common Stock..........................             1                -         -            1
 Additional paid-in capital....................        12,715                -         -       12,715
 Retained earnings (deficit)...................       (37,537)               -         -      (37,537)
                                                    ---------         --------  --------    ---------
 Total stockholders' (deficit).................       (24,821)               -         -      (24,821)
                                                    ---------         --------  --------    ---------
Total liabilities and stockholders' (deficit)..     $ 382,252         $117,633  $ 32,897    $ 532,782
                                                    =========         ========  ========    =========


                                                  Pro Forma        Stater Bros.
                                                 Adjustments         Pro Forma
                                                 -----------         ---------
        A S S E T S :
Current assets
 Cash and cash equivalents.....................     $ (4,479)(b)     $  50,948
 Receivables...................................       11,874 (c)        33,510
 Inventories...................................        8,306 (d)       165,490
 Prepaid expenses..............................         (986)(e)         6,588
 Deferred income taxes.........................            -             4,589
 Properties held for sale......................            -             1,251
 Other current assets..........................       (2,098)(e)             -
                                                 -----------         ---------
     Total current assets......................       12,617           262,376
Investment in unconsolidated affiliate.........            -             9,396
Property and equipment
 Land..........................................        2,643 (f)        45,714
 Buildings and improvements....................        5,546 (f)       168,315
 Store fixtures and equipment..................      (53,004)(f)       155,196
 Property subject to capital leases, net.......        1,966 (f)        26,884
                                                 -----------         ---------
                                                     (42,849)          396,109
 Less accumulated depreciation and
     amortization..............................       77,892 (g)      (116,901)
                                                 -----------         ---------
Net property and equipment.....................       35,043           279,208
Deferred income taxes..........................            -             2,449
Deferred debt issuance costs, net..............        6,215 (h)        16,400
Lease guarantee escrow.........................            -            10,957
Other assets...................................        1,069 (i)         6,940
                                                 -----------         ---------
Total assets...................................     $ 54,944         $ 587,726
                                                 ===========         =========

       L I A B I L I T I E S  A N D
       S T O C K H O L D E R S'
         ( D E F I C I T ) :
-----------------------------------------------

Current liabilities
 Accounts payable..............................       18,984 (j)     $  84,712
 Accrued payroll and related expenses..........            -            27,804
 Other accrued liabilities.....................       (5,570)(e)        31,989
                                                 -----------         ---------
     Total current liabilities.................       13,414           144,505
Net purchase obligation........................     (131,531)(k)             -
Long-term debt, including current portion......      190,148 (l)       455,148
Capital lease obligations, including current
 portion.......................................            -            18,117
Long-term portion of self-insurance and
 other reserves................................            -             8,284
Other long-term liabilities....................            -             3,580
Stockholders' (deficit)
 Class A Common Stock..........................            -                 1
 Additional paid-in capital....................            -            12,715
 Retained earnings (deficit)...................      (17,087)(m)       (54,624)
                                                 -----------         ---------
 Total stockholders' (deficit).................      (17,087)          (41,908)
                                                 -----------         ---------
Total liabilities and stockholders' (deficit)..     $ 54,944         $ 587,726
                                                 ===========         =========

footnotes on following page

                          STATER BROS. HOLDINGS INC.
                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
_____________
a) Reflects the financial position of Albertson's Stores and Lucky Stores as of April 29, 1999 and May 1, 1999, respectively.

b) The net adjustments to cash and cash equivalents are anticipated to be as follows:
        Increases:                                      (In thousands)
        Notes.........................................     $ 450,000
                                                           ---------
             Total increases..........................     $ 450,000

        Decreases:
        Repurchase of 11% Senior Notes and 9% Senior
        Subordinated Notes............................      (259,852)
        Acquisition consideration(1)..................      (133,613)
        Capital expenditures(2).......................       (24,198)
        Tender premiums(3)............................       (18,777)
        Estimated fees and expenses...................       (16,400)
        Other, net(4).................................        (1,639)
                                                           ---------
             Total decreases..........................      (454,479)
                                                           ---------
        Net adjustment to cash and cash equivalents...      $ (4,479)
                                                           =========
 _____________
    (1) Reflects the purchase of property, plant and equipment ($94.9 million) and the estimated value of inventories at closing ($38.7 million).
    (2) Reflects capital expenditures related to the Acquisition which are expected to be incurred after June 27, 1999.
    (3) As of July 30, 1999, Stater Bros. had received the consents and tenders from holders of approximately $159.9 million and holders of $100.0 million of the outstanding principal amount of the 11% Senior Notes and the 9% Senior Subordinated Notes, respectively. The 11% Senior Notes and the 9% Senior Subordinate Notes mature on March 1, 2001 and July 1, 2004, respectively. Stater Bros. may choose to defease any outstanding 11% Senior Notes that are not purchased pursuant to the tender offer, in accordance with the applicable indenture.
    (4) Reflects estimated post-closing adjustments related to the Acquisition.

c) Reflects the income tax receivable associated with the write-off of deferred financing fees and the tender premiums related to the tender offer.
d) Reflects an estimated increase associated with certain warehouse inventories ($17.8 million) offset in part by the anticipated write-down of Albertson's and Lucky's private label and other inventories ($9.5 million).
e) Reflects the elimination of certain net accrued real estate liabilities which are obligations of the previous owner of the acquired stores.
f)  Reflects purchase accounting adjustments associated with the Acquisition.
g) Reflects the elimination of the accumulated depreciation and amortization associated with the fixed assets of the acquired stores.
h) Reflects the write-down of deferred financing fees ($10.2 million) associated with the redeemed notes and the addition of issuance costs associated with the new notes ($16.4 million).
i)  Reflects the assumed value of liquor licenses acquired in the Acquisition.
j) Reflects the increase in trade payables associated with the acquisition of inventories.
k)  Reflects the elimination of the net book value of the assets acquired.
l) Reflects the retirement of a substantial portion of the 11% Senior Notes and the retirement of the 9% Senior Subordinated Notes ($259.9 million) and the addition of the new notes ($450.0 million).
m) Reflects the write-off (net of taxes) of deferred financing fees ($6.0 million) and the tender premiums related to the tender offer
    ($11.1 million).

                           STATER BROS. HOLDINGS INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                       52 WEEKS ENDED SEPTEMBER 27, 1998
               (In thousands, except per share and share amounts)

                                                           Historical                                Pro Forma      Stater Bros.
                                          -------------------------------------------------------
                                          Stater Bros.   Albertson's(a)   Lucky(a)     Combined     Adjustments       Pro Forma
                                          -------------  --------------  -----------  -----------  ------------       ----------
 Sales..................................    $1,726,107      $519,684     $149,562     $2,395,353   $                  $2,395,353
 Cost of sales..........................     1,323,522       381,448      110,340      1,815,310          2,729  (b)   1,818,039
                                            ----------      --------     --------     ----------   ------------       ----------
 Gross profit...........................       402,585       138,236       39,222        580,043         (2,729)         577,314
 Operating expenses:
   Selling, general and administrative
     expenses...........................       353,075       112,936       29,746        495,757          4,401  (c)     500,158
 Depreciation and amortization..........        15,434         9,150        2,734         27,318          1,073  (d)      28,391
                                            ----------      --------     --------     ----------   ------------       ----------
 Operating profit.......................        34,076        16,150        6,742         56,968         (8,203)          48,765
 Interest income........................         3,059                                     3,059           (647) (e)       2,412
 Interest expense.......................       (30,206)         (886)        (523)       (31,615)       (21,326) (f)     (52,941)
 Equity in earnings (loss) from
     unconsolidated affiliate...........        (2,941)            -            -         (2,941)             -           (2,941)
 Other, net.............................             2             -            -              2              -                2
                                            ----------      --------     --------     ----------   ------------       ----------
 Earnings (loss) before income taxes....         3,990      $ 15,264     $  6,219         25,473        (30,176)          (4,703)
                                                            ========     ========

 Income taxes (benefit).................         1,459                                     1,459         (3,387) (g)      (1,928)
                                            ----------                                ----------   ------------       ----------
 Net earnings...........................    $    2,531                                $   24,014        (26,789) (h)  $   (2,775)
                                            ==========                                ==========   ============       ==========
 Earnings (loss) per common share.......    $    50.62                                                                $   (55.50)
                                            ==========                                                                ==========

 Average number of shares outstanding...        50,000                                                                    50,000
                                            ==========                                                                ==========

footnotes on following page

                           STATER BROS. HOLDINGS INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                          39 WEEKS ENDED JUNE 27, 1999
               (In thousands, except per share and share amounts)

                                                           Historical                                 Pro Forma     Stater Bros.
                                          -------------------------------------------------------
                                          Stater Bros.   Albertson's(a)   Lucky(a)     Combined     Adjustments       Pro Forma
                                          -------------  --------------  -----------  -----------  -------------     -----------
 Sales..................................    $1,324,358      $389,189     $110,445     $1,823,992   $                  $1,823,992
 Cost of sales..........................     1,011,542       281,424       80,593      1,373,559         2,047 (b)     1,375,606
                                            ----------      --------     --------     ----------   -----------        ----------
 Gross profit...........................       312,816       107,765       29,852        450,433        (2,047)          448,386
 Operating expenses:
   Selling, general and administrative
     expenses...........................       265,907        83,423       22,217        371,547         3,301 (c)       374,848
 Depreciation and amortization..........        11,813         6,821        2,087         20,721           805 (d)        21,526
                                            ----------      --------     --------     ----------   -----------        ----------
 Operating profit.......................        35,096        17,521        5,548         58,165        (6,153)           52,012
 Interest income........................         2,388                                     2,388          (485)(e)         1,903
 Interest expense.......................       (22,699)         (651)        (386)       (23,736)      (15,995)(f)       (39,731)
 Equity in earnings (loss) from
     unconsolidated affiliate...........           924             -            -            924             -               924
 Other, net.............................          (319)            -            -           (319)            -              (319)
                                            ----------      --------     --------     ----------   -----------        ----------
 Earnings (loss) before income taxes....        15,390      $ 16,870     $  5,162         37,422       (22,633)           14,789
                                                            ========     ========

 Income taxes (benefit).................         6,156                                     6,156           (93)(g)         6,063
                                            ----------                                ----------   -----------        ----------
 Net earnings...........................    $    9,234                                $   31,266      $(22,540)(h)    $    8,726
                                            ==========                                ==========   ===========        ==========
 Earnings (loss) per common share.......       $184.68                                                                   $174.52
                                            ==========                                                                ==========

 Average number of shares outstanding...        50,000                                                                    50,000
                                            ==========                                                                ==========

footnotes on following page

                           STATER BROS. HOLDINGS INC.
                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME


_________________
a) Reflects, for the 52 weeks ended September 27, 1998 for Stater Bros. Holdings Inc., 52 weeks ended January 28, 1999 for the Albertson's Stores and 52 weeks ended January 30, 1999 for the Lucky Stores.

    Reflects, for the 39 weeks ended June 27, 1999 for Stater Bros. Holdings Inc., 39 weeks ended April 29, 1999 for the Albertson's Stores and 39 weeks ended May 1, 1999 for the Lucky Stores.

b) Reflects the estimated additional warehousing and distribution costs associated with processing the product requirements of the acquired stores through Stater Bros.' warehouses and distribution facilities.

c) Reflects estimated additional selling, general and administrative expenses required to support the acquired stores.

d)  Reflects an increase in depreciation and amortization.

e) Reflects a reduction in interest income resulting from the use of cash and cash equivalents in connection with the transaction.

f) Reflects additional interest expense and amortization of debt issue costs from debt incurred to finance the transaction.

g) Reflects the adjustment necessary to state the pro forma income taxes at an assumed rate of 41%.

h) Excludes extraordinary loss from early extinquishment of debt of $17.1 million, net of income tax benefit of $11.9 million.

                           STATER BROS. HOLDINGS INC.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



      Date:    August 16, 1999          /s/ Dennis N. Beal
               ---------------          ______________________________
                                        Dennis N. Beal
                                        Senior Vice President, Finance
                                        and Chief Financial Officer